Exhibit 32

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

     The undersigned, Greg H. Weaver, the Chairman of the Board and Chief Executive Officer of Pacific Sunwear of California, Inc. (the “Company”), and Carl W. Womack, the Senior Vice President, Chief Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, hereby certify that:

(i)	the Quarterly Report of the Company, on Form 10-Q for the period ended July 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 30, 2004	/s/ Greg H. Weaver
Greg H. Weaver
Chairman of the Board and Chief Executive Officer Pacific Sunwear of California, Inc.

Dated: August 30, 2004	/s/ Carl W. Womack
Carl W. Womack
Senior Vice President, Chief Financial Officer and Secretary Pacific Sunwear of California, Inc.

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.